Exhibit 10.27

MEMO OF UNDERSTANDING

This Memo of Understanding is entered into as of June, 9th, 2006 (“Effective Date”) by and between:-

1.	General Motors (Thailand) Co., Ltd. (GMTH), Address: Eastern Seaboard Industrial Estate 111/1 Moo 4 , Pluakdaeng , Rayong 21140 . Thailand

2.	Chevrolet Sales Thailand Co., Ltd. (CST), Address: 555 Rasa Tower , 21st Floor , Room 2101 – 2104 , Phaholyotin Rd., Chatuchak , Bangkok , 10900.

3.	Hybrid Fuel System , Inc. (HFS), Address : 2701 N. Rocky Point Drive Suite 352,Tampa, Florida US. 33607.

1.	SCOPE OF THIS MOU

GMTH recommend HFS to be a supplier of the CNG Diesel Bi-Fuel Technology for Chevrolet Colorado C190 MY 2007 2.5L.

GMTH recognize and accept the condition as stated in Appendix A which is Hybrid Fuel System Response to General Motors Thailand Colorado Diesel/CNG Pickup Quotation Request Letter, dated May 24th, 2006 with the following additions/changes.

2.1.0---Dealer names do not need to be provided by GMTh to HFS prior to the award of the contract.

2.1.2---HFS will be not only the manufacturer of record but also CNG Diesel system (ECM and fuel tank/cover, etc.) designer.

2.2.0---Deliverables must include owner's manual literature.  Also, the CNG system must include tank and cover design.

2.3.0---CST Dealers are responsible for all costs associated with the transportation of the base vehicle.

2.3.0---HFS shall ensure that the Diesel CNG emission will comply to Euro III specification.

2.4.1---Final certification for all components shall be available prior to the SORP date.

2.9.2---Total Price for CNG package is 110,361 THB, (2,864.05 USD). HFS shall provide an annual cost reduction at 5%, for 3 years. Any changes to the condition shall be mutually agreed between GMTH and HFS.

Section 9---refer to Appendix C (CNG Timing, dated June 6th, 2006)

Section 12--- HFS is responsible for designing the ECM system, complete fuel system, tank installation, bracket, and tank cover. Changes to CNG Diesel Bi-fuel system, product and manufacturing process shall be approved by GMTH.

2.	GENERAL TERMS AND CONDITIONS

HFS shall follow GMTH Purchasing General Terms and Conditions as stated in the Appendix B.

3.	EXCLUSIVITY
GMTH will own the calibration and application design of the HFS system as developed by HFS for GMTH for the C190 Colorado pickup equipped with the 2.5L. Isuzu engine equipped with the components developed by HFS for this program and demonstrated on the test vehicles in Thailand. This calibration shall not be applied to I190 DMAX.

4.	WARRANTY
As per CST requirement, HFS to the warranty terms of 100,000 Kms / 3 Years whichever comes first. HFS shall be responsible to support any customer complaints / warranty claims arising during service period of the product supplied by HFS to CST’s dealer.
HFS shall ensure that every customer complaint / defective unit provided by GMTH & CST is serviced / repaired and returned to respective GMTH & CST team within 2 days.

5.	BUSINESS MODEL
1.	GM to issue MOU to HFS to establish the program an price.
2.	CST’s dealer will issue a PO and deliver vehicle to SSM for CNG Kit installation
3.	SSM will issue an invoice and deliver CNG Vehicle to CST’s dealer after installation completion.
4.	CST’s dealer pay to SSM

Notes:
1). SSM shall maintain adequate stock to support a turn around time of 3 days after receiving a vehicle from dealer.
2). Deliver from HFS to dealer shall include certificate/card for customer to purchase CNG.

In witness whereof General Motors (Thailand) Co., Ltd, Chevrolet Sales Thailand Co., Ltd and Hybrid Fuel, Inc have caused this MOU to be executed in duplicate by their authorized representatives.

GENERAL MOTORS (THAILAND), LTD	HYBRID FUEL SYSTEM, INC

Signature:	Signature:

Name:	Name:

Title:	Title:

Date:	Date:

CHEVROLET SALES THAILAND, LTD

Signature:

Name:

Title:

Date:

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